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                                                                      EXHIBIT 15

May 7, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2004 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the "Company") for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99,
333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99 and
333-11313-99) and on Form S-3 (Registration Numbers 333-107806-01, 333-91296,
333-85228-99, 333-99267 and 333-102246).

Very truly yours,

/s/ PricewaterhouseCoopers LLP